UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		May 6, 2016

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On May 6, 2016, Gregory E. Murphy, Chairman and Chief Executive Officer of Selective Insurance Group, Inc. (the “Company”), entered into a Rule 10b5-1 Sales Plan (the “Plan”). Under the Plan, Mr. Murphy may sell up to 100,000 shares of Company common stock on the open market upon the occurrence of certain pre-established conditions. Sales under the Plan begin June 6, 2016, and extend through December 6, 2016, unless terminated earlier under certain conditions.

The Plan reflects efforts by Mr. Murphy, who has been with the Company for 36 years and is the beneficial owner of approximately 1% of the Company’s common stock, to diversify his investment portfolio in an orderly, prearranged manner. The Company maintains significant stock ownership requirements for its executive officers and directors, and Mr. Murphy is and will remain fully compliant with them, including following the Plan’s completion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: May 6, 2016	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel